                                                                     Exhibit 4.5

CUSIP NO.

REGISTERED                                                     PRINCIPAL AMOUNT:
No.

                                    FORM OF
                      UNION PACIFIC RESOURCES GROUP INC.
                          MEDIUM-TERM NOTE, SERIES A
                            DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE
                                (FLOATING RATE)

                  If this Security is a Global Security (as defined below) the following is applicable:

                  This Security is in global form (a "Global Security") within the meaning of the Indenture hereinafter referred to. Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ISSUE PRICE:

MINIMUM INTEREST RATE:

OPTION TO ELECT REPAYMENT:
[ ] YES           [ ] NO

ORIGINAL ISSUE DATE:

INTEREST RESET PERIOD:

OPTIONAL REPAYMENT DATE(S):

DATE ON WHICH INTEREST BEGINS TO ACCRUE (IF DIFFERENT FROM ORIGINAL ISSUE DATE):


INTEREST RESET DATES:

OPTIONAL REPAYMENT PRICE(S):

STATED MATURITY:

INTEREST PAYMENT PERIOD:

OPTIONAL INTEREST RATE RESET:
[ ] YES           [ ] NO

INITIAL INTEREST RATE:

INTEREST PAYMENT DATES:

OPTIONAL RESET DATES:

BASE RATE:

REGULAR RECORD DATES (if other than the fifteenth day (whether or not a Business
Day) preceding each Interest Payment Date):

OPTIONAL EXTENSION OF MATURITY:
[ ] YES           [ ] NO

INDEX MATURITY:

EXCHANGE RATE AGENT:
(if other than Chemical Bank)

LENGTH OF EXTENSION PERIOD:

SPREAD (PLUS OR MINUS):

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS:
[ ] YES           [ ] NO

NUMBER OF EXTENSION PERIODS:

DESIGNATED DEPOSIT CURRENCY (if other than U.S. dollars):

SINKING FUND:

FINAL MATURITY DATE:

SPREAD MULTIPLIER:

TOTAL AMOUNT OF OID:

DEPOSITORY (if other than The Depositary Trust Company):

SPECIFIED CURRENCY (if other than U.S. dollars):

YIELD TO MATURITY:


OPTIONAL REDEMPTION:
[ ] YES           [ ] NO

AUTHORIZED DENOMINATIONS (if Specified Currency is U.S. dollars):
$1,000 and any integral multiple of $1,000 in excess thereof
(if Specified Currency is other than U.S. dollars):

INITIAL ACCRUAL PERIOD OID:

INITIAL REDEMPTION DATE:

RENEWAL TERMS:
(if any)

REDEMPTION PRICE:
[ ] % OF PRINCIPAL AMOUNT
[ ] AS SET FORTH BELOW

CALCULATION AGENT:
(if other than Chemical Bank)

INVERSE FLOATING RATE NOTE:
[ ] YES           [ ] NO

MAXIMUM INTEREST RATE:

OTHER PROVISIONS:

                  If applicable as specified above, the Redemption Price shall initially be ___% of the principal amount of this Security payable at the Stated Maturity thereof and shall decline at each anniversary (each such date, a "Redemption Date") of the Initial Redemption Date by ___% of such principal amount until the Redemption Price is 100% of such principal amount; provided, that if this Security is a Discount Security, unless otherwise specified above, the Redemption Price shall be the Amortized Face Amount, as described below. A "Discount Security" is any Security that has been issued with more than a de minimis amount of original issue discount (as determined under United States Federal income tax rules applicable to original issue discount instruments).

                  "Maturity," when used herein, means the date on which the principal of this Security or an installment of principal becomes due and payable in full in accordance with the terms of this Security and of the Indenture (as defined in Section 1 below), whether at the date specified above as the Stated Maturity Date (the "Stated Maturity") or by declaration of acceleration, call for redemption or otherwise.

                  UNION PACIFIC RESOURCES GROUP INC., a corporation duly organized and existing under the laws of the State of Utah (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon at the Initial Interest Rate specified above from the Original Issue Date specified above (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the first Interest Reset Date specified above following the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) and thereafter at the Base Rate specified above, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified above, determined in accordance with the provisions set forth below, until the principal hereof is paid or made available for payment. Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date specified succeeding the

Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)), and at Maturity, provided that unless otherwise set forth above, if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, except that, if the Base Rate specified above is LIBID or LIBOR and such day would fall in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day; and provided further that any payment of principal (and premium, if any) and interest required to be made on this Security at Maturity on a day that is not a Business Day will be made on the next succeeding Business Day (in each case with the same force and effect as if made on such date of Maturity, and no additional interest shall accrue as a result of any such delayed payment).

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and, if this Security is denominated in or indexed to a Specified Currency other than U.S. dollars or ECU, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency are authorized or required by law or regulation to close and a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency and, if this Security is denominated in or indexed to ECU, each day which is not a day that banking institutions in Luxembourg are authorized or required by law or regulation to close and which is an ECU clearing day, as determined by the ECU Banking Association in Paris.

                  Unless otherwise specified above, the interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date (a "Regular Record Date"); provided that interest payable at Maturity shall be payable to the Person to whom principal shall be payable; and provided further that in the case of a Security issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

                  Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars even if this Security is denominated in a Specified Currency other than U.S. dollars, as specified above, unless the Holder hereof makes the election described below. If this Security is denominated in a Specified Currency other than U.S. dollars, unless otherwise provided above, the Exchange Rate Agent of the Company will determine the amount of U.S. dollar payments in respect of this Security in the manner described below; provided that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written election with signature guarantees to the Company's payment agent in The City of New York (the "Paying Agent"). Any such election must be received by the Paying Agent on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such election shall remain in effect unless and until changed (where permitted by the Indenture) by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Until the Securities are paid or payment therefor is provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent and, to the extent permitted by the Indenture, the Company may be the Paying Agent. The Company has initially appointed the Trustee as Paying Agent. The Company will notify the Holder hereof in accordance with the Indenture of any change in the Paying Agent or its address. All currency exchange costs related to this Security, if any, will be borne by the Holder of this Security by deductions from payments otherwise due such Holder hereunder.

                  Unless otherwise indicated above, and except as provided below, payment of interest on this Security (other than interest payable at Maturity) will be made by check (unless otherwise provided above, from an account at a bank located outside the United States if such check is payable in a currency other than U.S. dollars) mailed to the Holder hereof at the registered address of such Holder; provided that, if the Holder hereof is the Holder of U.S.$10,000,000 or more in aggregate principal amount of Securities of like tenor and term (or a Holder of the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided below), such Holder shall be entitled to receive interest payments in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may, if so entitled, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided above. Unless otherwise specified above, and except as provided below, the principal hereof (and premium, if any) and interest hereon payable at Maturity will be paid to the Holder in immediately available funds (unless otherwise provided above, payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of this Security at the corporate trust office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York (or at such other location as may be specified above), provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

                  Unless otherwise specified above, if this Security is registered in the name of the Depositary or its nominee, (i) payments of interest (other than at Maturity) will be made in same-day funds in accordance with arrangements between the Trustee and the Depositary and (ii) any principal, premium, if any, and interest due at Maturity will be paid by the Trustee by wire transfer in immediately available funds to an account specified by the Depositary.


                  References herein to "U.S. dollars" or "U.S. $" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, Union Pacific Resources Group Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:

                  TRUSTEE'S CERTIFICATE
                  OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


TEXAS COMMERCE BANK                       UNION PACIFIC RESOURCES
  NATIONAL ASSOCIATION,                     GROUP INC.
  as Trustee

By:                                       By:
    Authorized Signatory

                                          Attest:
                                                  Secretary

                      UNION PACIFIC RESOURCES GROUP INC.
                          MEDIUM-TERM NOTE, SERIES A
                            DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE
                                (FLOATING RATE)

                  SECTION 1. General. This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (herein called the "Indenture"), dated as of March 27, 1996, between the Company and Texas Commerce Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, which series constitutes one series of Securities, initially limited in aggregate principal amount to $400,000,000.

                  SECTION 2. Currency Exchanges and Payments. Unless otherwise provided above, if the Specified Currency set forth above is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified above or a successor thereto (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Unless otherwise provided above, such selection shall be made from among the quotations of at least three banks agreed to by the Company and the Exchange Rate Agent appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service, or if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such selection shall be made as specified above. If payment is to be made in a Specified Currency and such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date, or on such other basis specified above. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such

Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, including, without limitation, ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency or as otherwise provided above).

                  Unless otherwise specified above, if this Security is denominated in a Specified Currency other than U.S. dollars or ECU and the Holder hereof shall have elected to receive payments of principal (and premium, if any) and interest, if any, on this Security in such Specified Currency as described above, and such Specified Currency (or if this Security is a Currency Indexed Note, the Denominated Currency) is unavailable as of the due date for any such payment because of the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or Denominated Currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such due date with respect to this Security shall be made in U.S. dollars. Unless otherwise specified above, the amount so payable on any date in such Specified Currency or Denominated Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate.

                  Unless otherwise specified above, if this Security is denominated in or indexed to ECU and the Holder hereof shall have elected to receive payments of principal (and premium, if any) and interest on this Security in ECU as described above, and ECU are unavailable as of the due date for any such payments because of the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of ECU for this purpose shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of such component currencies. The U.S. dollar equivalent of each of such component currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as specified above.

                  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

                  In the event of an official redenomination of the Specified Currency or the Denominated Currency (including, without limitation, such an official redenomination of the Specified Currency or Denominated Currency is a composite currency), the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Unless otherwise specified herein or set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of (i) any change in the value of the Specified Currency or Denominated Currency relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such currency itself is officially redenominated).

                  SECTION 3. Interest Rate Calculations. As set forth above, this Security may have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); and/or (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be set forth above, the interest rate on this Security will in no event be higher than the maximum rate permitted by applicable law.

                  Unless otherwise specified herein or set forth above, all percentages resulting from any calculation of the rate of interest hereon will be rounded upward, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

                  The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the "Interest Reset Period"), as or unless otherwise set forth above. Unless otherwise set forth above, the date or dates on which interest will be reset (each an "Interest Reset Date") will be, if this Security resets daily, each Business Day; if this Security (unless the Base Rate set forth above is the Treasury Rate) resets weekly, the Wednesday of each week; if the Base Rate set forth above is the Treasury Rate, and this Security resets weekly, the Tuesday of each week

(except as provided below); if this Security resets monthly, the third Wednesday of each month (unless the Base Rate set forth above is the Eleventh District Cost of Funds Rate, in which case interest will reset on the first calendar day of each month); if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semi-annually, the third Wednesday of the two months of each year set forth above; and if this Security resets annually, the third Wednesday of the month of each year set forth above; provided that the interest rate in effect from the Original Issue Date (or the date on which interest otherwise begins to accrue interest (if different from the Original Issue Date)) to the first Interest Reset Date will be the Initial Interest Rate as set forth above. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, except that if the Base Rate set forth above is LIBID or LIBOR, if such Business Day is in the succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If the Base Rate set forth above is the Treasury Rate, and an auction of direct obligations of the United States ("Treasury bills") falls on a day that is an Interest Reset Date for this Security, such Interest Reset Date shall be the next succeeding Business Day.


                  Unless otherwise set forth above, the interest payable hereon on each Interest Payment Date and at Maturity shall be the amount of interest accrued from and including the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) or from and including the last interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of Maturity, as the case may be; provided that if the interest rate of this Security is reset daily or weekly, interest payable hereon will be the amount of interest accrued from and including the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

                  Unless otherwise set forth above, accrued interest hereon will be calculated by multiplying the principal amount hereof by an accrued interest factor. Unless otherwise set forth above, such accrued interest factor will be computed by adding the interest factors calculated for each day in the interest period for which accrued interest is being calculated. Unless otherwise set forth above, the interest factor for each such day is computed by dividing the interest rate applicable on such day by

360, if the Base Rate set forth above is the CD Rate, Commercial Paper Rate, LIBID, LIBOR, Federal Funds Rate, Prime Rate, J.J. Kenny Rate or Eleventh District Cost of Funds Rate, or by the actual number of days in the year, if the Base Rate set forth above is the Treasury Rate or the CMT Rate. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as set forth above).

                  Unless otherwise set forth above, interest will be payable, if this Security resets daily or weekly or monthly (unless the Base Rate set forth above is the Eleventh District Cost of Funds Rate), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as set forth above; if this Security resets quarterly, on the third Wednesday of March, june, September and December of each year, or if the Base Rate set forth above is the Eleventh District Cost of Funds Rate, on the first calendar day of each month or the first calendar day of each March, June, September and December; if this Security resets semi-annually, on the third Wednesday of the two months of each year set forth above; and if this Security resets annually, on the third Wednesday of the month of each year set forth above, and in each case, at Maturity (each such day being an "Interest Payment Date"). Unless otherwise set forth above, if an Interest Payment Date (other than at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, except that, if the Base Rate set forth above is LIBID or LIBOR and such day would fall in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on this Security on a date of Maturity that is not a Business Day, will be made on the next succeeding Business Day except that, if the Base Rate set forth above is LIBID or LIBOR and such day would fall in the succeeding calendar month, such payment will be made on the preceding Business Day (in each case with the same force and effect as if made on such date of Maturity, and no additional interest shall accrue as a result of any such delayed payment).

                  If the Base Rate set forth above is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the J.J. Kenny Rate or the CMT Rate, the Interest Determination Date pertaining to an Interest Reset Date for this Security (the "Interest Determination Date"), unless otherwise set forth above, will be the second Business Day preceding such Interest Reset Date. If the Base Rate set forth above is LIBID or LIBOR, the Interest Determination Date pertaining to an Interest Reset Date for this Security, unless otherwise set forth above, will be the second London Business Day (as defined below) preceding such Interest Reset Date. If the Base Rate set forth above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date for this Security, unless otherwise set forth above, will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity set forth above are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the succeeding week. If the Base Rate set forth above is the Eleventh District Cost of Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date for this Security, unless otherwise set forth above, will be the last working day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the monthly Eleventh District Cost of Funds Index (as defined below).

                  Unless otherwise set forth above, the "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

                  The Company will appoint, and enter into an agreement with, an agent (a "Calculation Agent") to calculate the rate of interest of the Securities of this series which bear interest at a floating rate. Unless otherwise set forth above, Chemical Bank will be the Calculation Agent. Upon the request of the Holder hereof, the Calculation Agent will advise such Holder of the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations to be made by the Calculation Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes, and the Calculation Agent shall have no liability therefor.

                  Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

                  Determination of CD Rate. If the Base Rate set forth above is the CD Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity set forth above as made available and subsequently published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so made available by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity set forth above as made available and subsequently published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date the rate for such Interest Determination

Date has not yet been made available in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the Index Maturity set forth above in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

                  Determination of Commercial Paper Rate. If the Base Rate set forth above is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity set forth above, as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper". If such rate is not so made available prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the Index Maturity set forth above as made available and subsequently published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date the rate for such Interest Determination Date has not yet been made available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity set forth above, placed for industrial issuers whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

                  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                           D x 360
                    MONEY MARKET YIELD = ----------- x 100
                                         360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated, as set forth on the face hereof.

                  Determination of LIBID. If the Base Rate set forth above is LIBID, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBID and the Spread and/or Spread Multiplier, if any, set forth above.

                  Unless otherwise indicated above, LIBID will be determined by the Calculation Agent in accordance with the following provisions:

                           (i) With respect to any Interest Determination Date,
                  LIBID will be, as specified above, either LIBID Reuters (as defined below) or LIBID Telerate (as defined below), subject to the last sentence of this paragraph. "LIBID Reuters" means the arithmetic mean of the bid rates for deposits in the Designated Deposit Currency (as defined below) having the Index Maturity set forth above, commencing on the second day on which dealings in deposits in the Designated Deposit Currency are transacted in the London interbank market ("London Business Day") immediately following such Interest Determination Date, that appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank bid and offered rates of major banks) (the "Reuters Screen LIBO Page") as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such bid rates appear on the Reuters Screen LIBO Page. "LIBID Telerate" means the rate for deposits in the Designated Deposit Currency having the Index Maturity set forth above, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank bid and offered rates for deposits in the Designated Deposit Currency) (the "Telerate Page 3750") as of 11:00 a.m., London time, on such Interest Determination Date. If neither LIBID Reuters nor LIBID Telerate is specified in the applicable Pricing Supplement, LIBID will be determined as if LIBID Telerate had been specified. If fewer than two bid rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBID in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                           (ii) With respect to an Interest Determination Date
                  on which fewer than two bid rates appear on the Reuters Screen LIBO Page, or on which no rate appears on Telerate Page 3750, as applicable, LIBID will be determined on the basis of the bid rates at which deposits in the Designated Deposit Currency, having the Index Maturity set forth above, are quoted at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (the "LIBID Reference Banks") commencing on the second London Business Day immediately following such Interest Determination

                  Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBID Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBID in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center (as defined below) on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity specified above, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBID will be LIBID in effect on such Interest Determination Date.


                  Determination of LIBOR. If the Base Rate set forth above is LIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, set forth above. Unless otherwise indicated above, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

                           (i) With respect to any Interest Determination Date,
                  LIBOR will be, as specified above, either LIBOR Reuters (as defined below) or LIBOR Telerate (as defined below), subject to the last sentence of this paragraph. "LIBOR Reuters" means the arithmetic mean of the offered rates for deposits in the Designated Deposit Currency having the Index Maturity set forth above, commencing on the second London Business Day immediately following such Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. "LIBOR Telerate" means the rate for deposits in the Designated Deposit Currency having the Index Maturity set forth above, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If neither LIBOR Reuters or LIBOR Telerate is set forth above, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                           (ii) With respect to an Interest Determination Date
                  on which fewer than two offered rates appear on the Reuters Screen LIBO Page or on which no rate appears on Telerate Page 3750 as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated Deposit Currency having the Index Maturity set forth above are offered at approximately 11:00 a.m., London time, on such Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "LIBOR Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBOR Reference Banks to provide a quotation of its rates. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center, on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity specified above, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (for the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

                  "Designated Deposit Currency" means the currency (including a composite currency), if any, set forth above as the Designated Deposit Currency. If no such currency is set forth above, the Designated Deposit Currency shall be U.S. dollars. "Principal Financial Center" means, unless otherwise specified above, the capital city of the country that issues as its legal tender the Designated Deposit Currency, except that with respect to U.S. dollars, Deutsche marks and ECUs, the Principal Financial Center shall be the City of New York, Frankfurt and Luxembourg, respectively.

                  Determination of Treasury Rate. If the Base Rate set forth above is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills having the Index Maturity set forth above as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "U.S. Government Securities--Treasury bills-- auction average (investment)" or, if not so made available by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction or as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of

Treasury bills having the Index Maturity set forth above are not made available or published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity set forth above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

                  Determination of Federal Funds Rate. If the Base Rate set forth above is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Federal Funds (Effective)" or, if no so made available by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as made available and subsequently published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is neither made available in either H.15(519) nor in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date Pertaining to such Interest Determination Date, then the

Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 a.m., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

                  Determination of Prime Rate. If the Base Rate set forth above is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Bank Prime Loan." If such rate is not so made available by

3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on such Interest Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be rate of interest in effect on such Interest Determination Date.

                  Determination of J.J. Kenny Rate. If the Base Rate set forth above is the J.J. Kenny Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if any, set forth above. Unless otherwise set forth above,the "J.J. Kenny Rate" means, with respect to any Interest Determination Date, the per annum rate on such date equal to the Index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 p.m., New York City time, on the Calculation Date pertaining to such J.J. Kenny Interest Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equalling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for Federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such Interest Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

                  Determination of Eleventh District Cost of Funds Rate. If the Base Rate set forth above is the Eleventh District Cost of Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, set forth above. Unless otherwise set forth above, the "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Interest Determination Date as set forth under the caption "Eleventh District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.


                  Determination of CMT Rate. If the Base Rate set forth above is the CMT Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiples, if any, set forth above. Unless otherwise set forth above, the "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15. . . Mondays Approximately 3:45 p.m." under the column for the

Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the rate for the week, or the month, as applicable, ended immediately preceding the week in which such Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such Interest Determination Date as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York as selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity approximately equal to the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year and in an amount of at least $100 million. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, on of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers selected by the Calculation Agent are quoting as described above, then CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest not lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.



                  "Designated CMT Telerate" means the display on the Dow Jones Telerate Service on the page specified above (or any other page as may replace such page on the service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified, the Designated CMT Telerate Page shall be 7052 for the most recent week.



                  "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1,2,3,5,7, or 10 years) specified under Index Maturity above with respect to which the CMT Rate will be calculated. If no such maturity under Index Maturity is specified, the Designated CMT Maturity Index shall be 2 years.


                  Inverse Floating Rate Notes. Any Floating Rate Note may be designated above as an "Inverse Floating Rate Note," in which event the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue
Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described above and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified above minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that (x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

                  SECTION 4. Redemption. If so specified above, the Company may at its option redeem this Security in whole or from time to time in part on or after the date designated as the Initial Redemption Date above at either a price based on a constant percentage of the Principal Amount of this Security as specified above or at prices declining from the premium specified above, if any, to par together, in each case, with accrued interest to the Redemption Date. The Company may exercise such option by giving to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified above, if less than all of the Securities with like tenor and terms so this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

                  SECTION 5. Optional Repayment. If so specified above, this Security will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates specified above at the Optional Repayment Prices specified above together with accrued interest to the Optional Repayment Date. Unless otherwise specified above, in order for this Security to be so repaid, the Company must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date this Security with the form below entitled "Option to Elect Repayment" duly completed. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Sections 6 and 7 below. The repayment option may be exercised by the Holder of this

Security for less than the aggregate principal amount of the Security then outstanding provided that the principal amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

                  SECTION 6. Optional Interest Reset. If so specified above, the Spread and/or Spread Multiplier, as the case may be, with respect to this Security may be reset at the option of the Company, in the manner set forth below (unless otherwise specified above), on the date or dates specified above (each an "Optional Reset Date"). The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will give to the Holder of this Security a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the Spread or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier and
(iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Security, such new Spread and/or Spread Multiplier shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Reset Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a Spread and/or Spread Multiplier that is higher than the Spread and/or Spread Multiplier provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher Spread and/or Spread Multiplier to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher Spread and/or Spread Multiplier for the Subsequent Interest Period.

                  If the Company elects to reset the Spread and/or Spread Multiplier of this Security, the Holder of this Security will have the option to elect repayment by the Company of this Security on any Optional Reset Date at a price equal to the aggregate principal amount hereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in
Section 5 above for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

                  SECTION 7. Optional Extension of Maturity. If so specified above, the Stated Maturity of this Security may be extended at the option or the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth above. The Company may exercise such option by notifying the Trustee of such exercise at least 50 but no more than 60 days prior to the Stated Maturity in effect prior to such exercise (the "Original Stated Maturity"). If the Company exercises such option, the Trustee will give to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security),
(iii) the Spread or Spread Multiplier applicable to the Extension Period and
(iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the Spread or Spread Multiplier provided for in the Extension Notice and establish a Spread or Spread Multiplier that is higher than the Spread or Spread Multiplier provided for in the Extension Notice for the Extension Period by causing the Trustee to transmit notice of such higher Spread or Spread Multiplier to the Holder of this Security. Such notice shall be irrevocable. All

Securities with respect to which the Stated Maturity is extended and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher Spread or Spread Multiplier for the Extension Period.

                  If the Company elects to extend the Stated Maturity of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the aggregate principal amount hereof outstanding plus interest accrued to such date. In order to obtain such repayment, the Holder hereof must follow the procedures set forth in Section 5 above for optional repayment except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

                  SECTION 8. Optional Renewal. If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the "Initial Maturity Date") in accordance with the procedures described below.

                  On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified above) prior to the Initial Maturity Date (as specified above) of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with Initial Renewal Date, a "Renewal Date"), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

                  A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Paying Agent not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified above as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the maturity specified above.

                  If the Holder of this Security does not elect to renew the term of this Security, this Security must be presented to the Trustee (or any duly appointed paying agent) and, if this Security is issued in definitive form, as soon as practicable following receipt of this Security the Trustee (or any duly appointed paying agent) shall issue in exchange herefor in the name of the Holder (i) a Security, in a principal amount equal to the principal amount of this Security for which no election to renew the term thereof was exercised, with terms identical to those specified on this Security (except that such Security shall have a fixed, nonrenewable maturity on the New Maturity Date) and
(ii) if an election to renew is made with respect to less than the full principal amount of this Security, a replacement Security, in a principal amount equal to the principal amount of such exchanged Security for which the election to renew was made, with terms identical to such exchanged Security.

                  SECTION 9. Sinking Fund. Unless otherwise specified above, this Security will not be subject to any sinking fund.

                  SECTION 10. Discount Securities. If this Security is a Discount Security, unless otherwise specified above the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of maturity, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to (i) the Issue Price (as set forth above) plus (ii) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth above) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its stated principal amount.

                  SECTION 11. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  SECTION 12. Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  SECTION 13. Defeasance. The Indenture contains provision for defeasance and covenant defeasance at any time of the indebtedness of this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

                  SECTION 14. Authorized Denominations. The Securities of this series are issuable only in global or certificated registered form, without coupons. Unless otherwise set forth above, Securities denominated in U.S. dollars will be issued in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. Securities denominated in a specified currency other than U.S. dollars will be issued in the denomination or denominations set forth above. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  SECTION 15. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to those of the Company, the Trustee and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes.


                  SECTION 16. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the event that the principal of the Securities of this series is so declared to be due and payable, if this Security is a Discount Security, unless otherwise specified above, the amount of principal of this Security that becomes due and payable upon such declaration shall be equal to the Amortized Face Amount as defined in Section 10 hereof. Upon payment (i) of the aggregate applicable amounts of principal of the Securities of this series so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

                  SECTION 17. Defined Terms. All terms used in this Security which are defined in the Prospectus Supplement dated March __, 1996 or in the Indenture and are not otherwise defined in this Security shall have the meanings assigned to them in the Indenture.

                  SECTION 18. GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenants by the entities
         JT TEN            -        as joint tenants with right of
                                    survivorship and not as tenants in common

         UNIF GIFT MIN ACT -        __________ Custodian _________
                                      (Cust)              (Minor)
                                    Under Uniform Gifts to Minors Act

                                    _________________________________
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                 ------------

                           FOR VALUE RECEIVED, the undersigned
                           hereby sell(s), assign(s) and
                           transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________/_________________/________________________________________________
Please print or type name and address, including zip code of assignee

________________________________________________________________________________
the within Security of UNION PACIFIC RESOURCES GROUP INC. and all rights thereunder and does hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated ________________________

SIGNATURE GUARANTEED ___________________________________________________________
                     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

                  The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at (i) the Optional Repayment Price indicated above, if this Security is to be repaid pursuant to the Optional Repayment provision hereof or (ii) 100% of the principal amount of this Security to be repaid plus accrued interest to the Optional Reset Date, if this Security is to be repaid pursuant to the Optional Interest Reset provision hereof, or to the Original Stated Maturity, if this Security is to be repaid pursuant to the Optional Extension of Maturity provision hereof.

Dated: ___________________

________________________________________________________________________________
                                   Signature

Sign exactly as name appears on the front of this Security [SIGNATURE GUARANTEED
- required only if Securities are to be issued and delivered to other than the registered Holder]

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Security (principal amount remaining must be an authorized denomination)

$____________________________

Fill in for registration of Securities if to be issued otherwise than to the registered Holder:

Name:___________________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________
              (Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

____________________________________________